EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              BIOMUNE SYSTEMS, INC.

                                   As adopted

                                 March 22, 1996


                                TABLE OF CONTENTS
                      OF THE AMENDED AND RESTATED BYLAWS OF
                              BIOMUNE SYSTEMS, INC.

ARTICLE I.  IDENTIFICATION ...................................................1
         Section 1.01.  Name..................................................1
         Section 1.02.  Registered Office and Resident Agent .................1
         Section 1.03.  Other Offices.........................................1
         Section 1.04.  Seal .................................................1
         Section 1.05.  Fiscal Year...........................................1

ARTICLE II.  CAPITAL STOCK ...................................................1
         Section 2.01.  Consideration for Shares..............................1
         Section 2.02.  Certificates Representing Shares......................1
         Section 2.03.  Transfer of Stock.....................................1
         Section 2.04.  Regulations...........................................2
         Section 2.05.  Transfer Agents and Registrars .......................2
         Section 2.06.  Lost or Destroyed Certificates .......................2

ARTICLE III.  SHAREHOLDERS....................................................2
         Section 3.01.  Place of Shareholder Meetings.........................2
         Section 3.02.  Annual Shareholder Meetings...........................2
         Section 3.03.  Special Shareholder Meetings..........................2
         Section 3.04.  Business at Meetings of Shareholders..................2
         Section 3.05.  Notice of Shareholder Meetings........................3
         Section 3.06.  Shareholder Quorum....................................3
         Section 3.07.  Adjourned Shareholder Meetings........................4
         Section 3.08.  Entry of Notice.......................................4
         Section 3.09.  Voting................................................4
         Section 3.10.  Consent of Absentees..................................4
         Section 3.11.  Action Without Meeting................................4
         Section 3.12.  Proxies...............................................5
         Section 3.13.  Definition of Shareholder.............................5

ARTICLE IV.  BOARD OF DIRECTORS...............................................5
         Section 4.01.  Number; Term; Election................................5
         Section 4.02.  Nominations...........................................5
         Section 4.03.  Vacancies.............................................6
         Section 4.04.  Annual Meetings.......................................7
         Section 4.05.  Regular Meetings......................................7
         Section 4.06.  Other Meetings........................................7
         Section 4.07.  Notice of Adjourned Meetings..........................7
         Section 4.08.  Entry of Notice.......................................7
         Section 4.09.  Waiver of Notice......................................7
         Section 4.10.  Quorum ...............................................7
         Section 4.11.  Participation in Meetings by Telephone ...............8
         Section 4.12.  Adjournment...........................................8
         Section 4.13.  Action Without Meeting................................8
         Section 4.14.  Fees and Compensation.................................8
         Section 4.15.  Limitation of Liability...............................8
         Section 4.16.  Indemnification; Advancement of Expenses..............8
         Section 4.17.  Indemnification of Employees and Agents...............8
         Section 4.18.  Powers of Directors...................................9
         Section 4.19.  Committees............................................9
         Section 4.20.  Audit Committee.......................................9

ARTICLE V.  OFFICERS..........................................................9
         Section 5.01.  Officers..............................................9
         Section 5.02.  Election..............................................9
         Section 5.03.  Subordinate Officers.................................10
         Section 5.04.  Removal and Resignation..............................10
         Section 5.05.  Vacancies............................................10
         Section 5.06.  Chairman of the Board................................10
         Section 5.07.  Vice Chairman of the Board...........................10
         Section 5.08.  Chief Executive Officer..............................10
         Section 5.09.  President............................................10
         Section 5.10.  Executive Vice Presidents............................10
         Section 5.11.  Secretary............................................11
         Section 5.12.  Assistant Secretaries................................11
         Section 5.13.  Chief Financial Officer..............................12
         Section 5.14.  Treasurer............................................12
         Section 5.15   Assistant Treasurers.................................12
         Section 5.16.  Corporate Bank Accounts..............................12
         Section 5.17.  Transfers of Authority...............................12

ARTICLE VI.  MISCELLANEOUS...................................................12
         Section 6.01.  Record Date and Closing Stock Books..................12
         Section 6.02.  Stock List...........................................12
         Section 6.03.  Checks, Drafts, etc..................................13
         Section 6.04.  Contracts, etc.; How Executed........................13
         Section 6.05.  Lost Certificates of Stock...........................13
         Section 6.06.  Representation of Shares.............................13
         Section 6.07.  Inspection of Bylaws.................................14

ARTICLE VII.  AMENDMENTS.....................................................18
         Section 7.01.  Power of Shareholders................................18
         Section 7.02.  Power of Directors...................................18


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              BIOMUNE SYSTEMS, INC.


                                    ARTICLE I
                                 IDENTIFICATION

     Section 1.01. Name. The name of the Corporation is Biomune Systems, Inc.

     Section 1.02. Registered Office and Resident Agent. The address of the registered office of the Corporation is 2765 South Highland Drive, Suite 112, Las Vegas, Nevada. The name of the resident agent at such address is Edward J. Achrem.

     Section 1.03. Other Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

     Section 1.04. Seal. The seal of the Corporation, if any, will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The use of the seal is not necessary on any corporate document and its use or non-use shall not in any way affect the legality of the document.

     Section 1.05. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

                                   ARTICLE II
                                  CAPITAL STOCK

     Section 2.01. Consideration for Shares. The capital stock may be issued for such consideration, expressed in dollars, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

     Section 2.02. Certificates Representing Shares. Each holder of the capital stock of the Corporation is entitled to a certificate in such form as may be required by applicable law signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer or a Vice President, and the Secretary (or an Assistant Secretary), certifying the number of shares owned by the shareholder in the Corporation. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

     Section 2.03. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

     Section 2.04. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

     Section 2.05. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agent and one or more registrar with respect to the certificates representing shares of stock of the Corporation.

     Section 2.06. Lost or Destroyed Certificates. The Corporation may issue a new certificate for stock of the Corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his, her or its legal representative, to give the Corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation and its transfer agent(s) and/or registrar(s), if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                                   ARTICLE III
                                  SHAREHOLDERS

     Section 3.01. Place of Shareholder Meetings. Meetings of the shareholders of the Corporation shall be held at the principal executive offices of the Corporation, or at such other place as may be designated by the Chairman of the Board, President, Chief Executive Officer or the Board of Directors.

     Section 3.02. Annual Shareholder Meetings. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing directors and transacting such other business as may properly be brought before the meeting.

     Section 3.03. Special Shareholder Meetings. Subject to the Corporation's Amended and Restated Articles of Incorporation, special shareholders' meetings may be called by the Board of Directors, and shall be held on such date and at such time as shall be fixed by resolution. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote at such meeting not less then ten (10) days nor more than sixty (60) days before such meeting, unless a greater period of notice is required by applicable law.

     Section 3.04. Business at Meetings of Shareholders. Except as otherwise provided by law (including, but not limited to, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) or in these Bylaws, the business that shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting or (c) have been specified in a written notice given to the Secretary of the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholders Notice"), in accordance with all of the following requirements:

          (a) Each Shareholder Notice must be delivered to, or be mailed and received at, the principal executive offices of the corporation:

               (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date; and

               (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

          (b) Each such Shareholder Notice must set forth each of the following:

               (i) the name and address of the shareholder who intends to bring the business before the meeting;

               (ii) the general nature of the business that he or she seeks to bring before the meeting; and

               (iii) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

     The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

     Section 3.05. Notice of Shareholder Meetings. Written notice stating the place, day and hour of a shareholders' meeting must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally, or by mail or by other means of written communication, charges prepaid, by or at the direction of the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Secretary or the officer or person(s) calling the meeting, to each registered shareholder entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in a newspaper of general circulation in the county in which the Corporation's registered office is located. Waiver by a shareholder in writing of notice of a meeting is equivalent to giving notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting.

     Section 3.06. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders' meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present.

     Section 3.07. Adjourned Shareholder Meetings. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business may be transacted at any shareholders' meeting. When any shareholders' meeting, either annual or special, is adjourned for thirty
(30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

     Section 3.08. Entry of Notice. An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all shareholders as required by law and by these Bylaws.

     Section 3.09. Voting. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day prior to any shareholders' meeting, or, if a record date for voting purposes is fixed as provided in Section 6.01 below, then on that record date, shall be entitled to vote at the meeting. Voting shall be by ballot, each of which shall state the shareholders name or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make written report thereof. Each vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairperson of the meeting. Except as otherwise provided by law or by an express provision in the Corporation's Amended and Restated Articles of Incorporation, or in any directors' resolution for a series of Preferred Stock, each full share is entitled to one (1) vote and, when a quorum is present at the commencement of any shareholders' meeting, the vote of the holders of a majority of the shares entitled to vote present, in person or by proxy, shall decide any question brought before the shareholders' meeting. Fractional shares shall not be entitled to any voting rights whatsoever.

     Section 3.10. Consent of Absentees. The transactions of any shareholders' meeting, either annual or special and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the Secretary or be made a part of the minutes of the meeting.

     Section 3.11. Action Without Meeting. Subject to the Corporation's Amended and Restated Articles of Incorporation, any action that, under applicable provisions of law, may be taken or ratified at a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding all of the voting power. In no instance where action is taken by written consent need a meeting of the shareholders be called or noticed. The Board of Directors may fix a record date to determine the shareholders entitled to sign the written consent. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Nevada Private Corporation's Act, shall be the earliest date that a shareholder signed the written consent. All written consents shall be filed with the minutes of the proceeding of the shareholders.

     Section 3.12. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

     Section 3.13. Definition of Shareholder. As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

     Section 4.01. Number; Term; Election. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but the number shall be not less than three (3) nor more than eleven
(11). In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, until directors are again elected and qualified for office. All directors shall continue in office until the election and qualification of their respective successors in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless these Bylaws so provide.

     Section 4.02. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any Nominating Committee or person appointed by the Board of Directors; nominations may also be made by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4.02. Such nomination, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation addressed to the attention of the Secretary of the Corporation not less than thirty-five (35) days prior to the meeting or the date the shareholders are first solicited for their consents as the case may be; provided, however, that in the case of an annual meeting and in the event that less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the earlier of (a) the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the meeting.

     Such shareholder's notice to the Secretary shall set forth

          (a) as to each person who the shareholder proposes to nominate for election or reelection as a director, each of the following:

               (i) the name, age, business address and residence address of the person;

               (ii) the principal occupation or employment of the person;

               (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person;

               (iv) a statement as to the person's citizenship; and

               (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder; and

          (b) as to the shareholder giving the notice, each of the following:

               (i) the name and record address of the shareholder giving the notice;

               (ii) the name and record address of the shareholder; and

               (iii) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder.

     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     In connection with any annual meeting, the Chairman of the Board, the President, the Chief Executive Officer or such officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.

     Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors was present, or by the sole remaining Director. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 4.04. Annual Meetings. Immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders, or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers and consideration of any other business that is properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the annual meeting of the shareholders, in which case notice of the place of the meeting shall be given as provided in Section
4.06 below.

     Section 4.05. Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal executive office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.06 below.

     Section 4.06. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the Chairman of the Board, or, if the above-listed individual is absent or unable or refuses to act, by any two (2) directors. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all directors. Written notice of the time and place of other meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed to the director at the director's address as shown upon the records of the Corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case the notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the Corporation is located at least twenty-four (24) hours prior to the time of the holding of the meeting. In case the notice is delivered personally as above provided, it shall be so delivered at least eight (8) hours prior to the time of the holding of the meeting. The mailing, telegraphing or delivery as above-provided shall constitute due, legal and personal notice to the director.

     Section 4.07. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting that is adjourned.

     Section 4.08. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all directors as required by law and by these Bylaws.

     Section 4.09. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 4.10. Quorum. A majority of the established number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number or different vote is required by the Corporation's Amended and Restated Articles of Incorporation, these Bylaws or applicable law.

     Section 4.11. Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or committee by means of telephone conference or similar communications by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 4.12. Adjournment. A quorum of the Directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

     Section 4.13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Corporation's Amended and Restated Articles of Incorporation, these Bylaws or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all directors. All written consents must be filed with the Secretary of the Corporation.

     Section 4.14. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to directors for the director's services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 4.15. Limitation of Liability. To the fullest extent permitted by the Nevada Private Corporations Act, as the same now exists or may hereafter be amended, or other applicable law, a director shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Section 4.15 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Section 4.16. Indemnification; Advancement of Expenses. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by the Nevada Private Corporations Act as the same now exists or may hereafter be amended. In the event that the Nevada Private Corporations Act is amended after the filing of the Corporation's Amended and Restated Articles of Incorporation with the Nevada Secretary of State's Office so as to authorize corporate action further eliminating or limiting the personal liability of an officer or director, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporations Act as so amended. The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should by ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by the Nevada Private Corporations Act. Any amendment to or repeal of any of the provisions in this
Section 4.16 shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

     Section 4.17. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the provisions of
Section 4.16 of these Bylaws and Article VII of the Corporation's Amended and Restated Articles of Incorporation.

     Section 4.18. Powers of Directors. The Board of Directors may, except as otherwise provided or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 4.19. Committees. The Board of Directors, by resolution passed by a majority of the directors, may from time to time designate committees of the Board of Directors, including, without limitation, Executive, Nomination, Audit and Compensation Committees with such lawfully delegable powers and duties as the Board of Directors may confer, to serve at the pleasure of the Board of Directors and shall, for those committees and any other provided herein, elect one or more directors to serve on each such committee. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules.

     Section 4.20. Audit Committee. The Board of Directors shall, by resolution passed by a majority of the directors, create an Audit Committee. The majority of the members of the Audit Committee shall be independent directors. The Audit Committee shall conduct appropriate reviews of all related party transactions, review situations and transactions that may pose a potential or actual conflict of interest and perform such other responsibilities as the Board of Directors may direct by resolution.

                                    ARTICLE V
                                    OFFICERS

     Section 5.01. Officers. The Officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, President, Treasurer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more Executive Vice Presidents and Vice Presidents, one or more Assistant Treasurers, one or more Assistance Secretaries and such other Officers as may be designated from time to time by the Board of Directors. Any number of offices may be held by the same person. The officers shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors, subject to any powers of removal set forth as set forth in Section 5.04 hereof. Officers, other than the Chairman of the Board, need not be directors.

     Section 5.02. Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05 hereof, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified; provided, however, that officers may be elected at any time by the Board of Directors, or, as permitted by Section 5.03 hereof, appointed by the Chairman of the Board, for the purpose of initially filling an office or filling a newly-created or vacant office.

     Section 5.03. Subordinate Officers. The Board of Directors may elect, and may empower the Chairman of the Board or the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 5.04. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the directors in office at the time, at any regular or special meeting of the Board of Directors, or, unless otherwise specified by the Board of Directors, by the Chairman of the Board or any other officer upon whom a general or special power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or to the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 5.06. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at and conduct all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. If there is not a Chief Executive Officer, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.08 hereof. In the absence of the Chairman of the Board at any meeting of the Board of Directors, the Vice Chairman of the Board shall preside at and conduct all such meetings of the Board of Directors.

     Section 5.07. Vice Chairman of the Board. The Vice Chairman of the Board shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board of Directors or the Chairman of the Board or prescribed by these Bylaws.

     Section 5.08. Chief Executive Officer. Subject to the control of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall have the general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the Board of Directors and the shareholders. Except as expressly stated otherwise in these Bylaws, the Chief Executive Officer shall be ex officio a member of all standing committees of the Board of Directors, including the Executive Committee, if any. The Chief Executive Officer shall have all the powers and shall perform all of the duties that are ordinarily inherent in the office of Chief Executive Officer of a corporation, and he or she shall have such further powers and shall perform such further duties as may be prescribed for him or her by the Board of Directors.

     Section 5.09. President. In the absence or disability of the Chief Executive Officer, or if there be none, the President shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The President shall also be the Chief Operating Officer with such duties as the Board of Directors may from time to time prescribe. The President shall have such other duties as from time to time may be prescribed for him or her by the Board of Directors.

     Section 5.10. Executive Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Executive Vice President or Vice President designated by the Board of Directors, the President or the officer(s), if any, who are senior to the President, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice Presidents or Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them, respectively, by the Board of Directors, the President, any officer(s), if any, who are senior to the President or by these Bylaws.

     Section 5.11. Secretary. The Secretary shall keep or cause to be kept, at the registered office, the principal business office or such other place as the Board of Directors may order, a book of minutes of all meetings of the directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof. The Secretary shall be responsible for authenticating records of the Corporation.

     The Secretary shall keep or cause to be kept, in any form permitted by law, at the registered office, the principal business office or at the office of the Corporation's transfer agent, a stock register, or a duplicate stock register, revised at least annually, showing the names of the shareholders and their residence addresses and the number and classes of shares held by each shareholder. If the share register or a duplicate share register is located at a place other than the registered office of the Corporation, the Secretary shall file a certificate with the resident agent located at the registered office setting out the name of the custodian of the stock ledger or a duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and written consents in lieu thereof required by these Bylaws or by law to be given, and shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or by these Bylaws.

     After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all of the Corporation's shareholders who are entitled to notice of a shareholders meeting, which list shall be arranged by voting group and class of stock, if applicable, and show the address and number of shares held by each shareholder. The list must be available for inspection by any shareholder, for any purpose germane to the meeting, beginning ten (10) business days before the meeting and shall continue to be available throughout the meeting at the place indicated in the meeting notice in the city where the meeting is held.

     Section 5.12. Assistant Secretaries. It shall be the duty of the Assistant Secretaries, if any, to assist the Secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

     Section 5.13. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation. He or she shall receive and deposit all moneys and other valuable belongings of the Corporation in the name and to the credit of the Corporation and shall disburse the same and only in such manner as the Board of Directors or the appropriate officer of the Corporation may from time to time determine, shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, whenever any of them may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform such additional duties as the Board of Directors or the Chairman of the Board may require.

     Section 5.14. Treasurer. The Treasurer shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties.

     Section 5.15. Assistant Treasurer. It shall be the duty of the Assistant Treasurers, if any, to assist the Treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

     Section 5.16. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the Chief Executive Officer and the Chief Financial Officer. The Chief Financial Officer shall inform the Board of Directors of any bank account opened by the Chief Executive Officer and Chief Financial Officer pursuant to the authority granted in this Section 5.15 at the next meeting of the Board of Directors.

     Section 5.17. Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the Board of Directors concurs.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.01. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

     Section 6.02. Stock List. A list of all shareholders entitled to vote at any meeting of the shareholders, arranged in alphabetical order by voting group and class of stock, if applicable, and showing the address of each such shareholder and the number of shares registered in his or her name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) business days before the meeting at the place appointed in the notice of the meeting, or if not so specified, at the Corporation's primary place of business, which list shall continue to be available throughout the meeting at the place indicated in the meeting notice in the city where the meeting is held.

     Section 6.03. Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 6.04. Contracts, etc.; How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer(s) or agent(s) to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

     Section 6.05. Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the shareholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed, or both.

     Section 6.06. Representation of Shares. The Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the President (or any Vice President) and the Secretary (or any Assistant Secretary) of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by these officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 6.07. Inspection of Bylaws. The Corporation shall keep in its registered office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                   ARTICLE VII
                                   AMENDMENTS

     Section 7.01. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Corporation's Amended and Restated Articles of Incorporation or by these Bylaws.

     Section 7.02. Power of Directors. Subject to the right of the shareholders as provided in Section 7.01 hereof to adopt, amend or repeal Bylaws, Bylaws for the Corporation may be adopted, amended or repealed by the Board of Directors.


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                            CERTIFICATE OF SECRETARY
                                       OF
                              BIOMUNE SYSTEMS, INC.


     I, E. Wayne Nelson, hereby certify:

     1. That I am the duly elected Secretary of Biomune Systems, Inc.

     2. That the foregoing Amended and Restated Bylaws, comprising eighteen (18) pages, excluding this page, are the Bylaws of Biomune Systems, Inc. as duly adopted at a meeting of the Board of Directors thereof duly held on the 22nd day of March, 1996.

     IN WITNESS WHEREOF, I have subscribed my name this 25th day of March, 1996.


                                  /s/  E. Wayne Nelson
                                 ---------------------
                                 E. Wayne Nelson
                                    Secretary